Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: REV Group Dean Nolden 1-414-290-0193 Chief Financial Officer investors@revgroup.com

REV GROUP ACQUIRES FERRARA FIRE APPARATUS, INC.

MILWAUKEE, WI – Apr. 25, 2017 – REV Group (NYSE: REVG), a $2+ billion manufacturer of industry-leading specialty vehicle brands and leading provider of parts and services, today announced the acquisition of Ferrara Fire Apparatus, Inc. (“Ferrara”), a leading custom fire apparatus and rescue vehicle manufacturer that engineers and manufactures vehicles for municipal and industrial customers. The Ferrara product portfolio includes multiple fire apparatus configurations tailored to the specific requirements and demands of the fire service industry – including custom-builds on their own chassis as well as solutions on commercially available chassis such as Freightliner and International. This acquisition enhances REV’s product offering in its Fire Group within its Fire & Emergency segment, particularly with custom chassis pumpers, aerials, and industrial apparatus.

“We are pleased to welcome Ferrara to the line-up of our premier portfolio of fire brands which includes E-ONE and KME,” said Dan Peters, President of REV Fire Group. “The Ferrara brand has a long history of product innovation built around a commitment to heavy duty vehicle construction.” Peters added, “The addition of Ferrara to the REV Fire Group enables a number of new growth opportunities including expansion of our reach nationwide and adding new geographical regions and key accounts. We look forward to building upon the success of the Ferrara brand with an emphasis on driving new product innovation and exceeding customers’ expectations.”

Tim Sullivan, CEO, REV Group, Inc. commented, “We are extremely pleased to have Ferrara Fire Apparatus join our team at REV. Ferrara further strengthens our brand offering of fire apparatus vehicles and market presence, adding a diverse product portfolio that is complementary to our line of great American-made specialty vehicles. Ferrara will immediately contribute strategic value by expanding the REV Fire Group national footprint, dealer sales network, service and after-market parts revenue as well as enhancing our robust line of custom chassis and aerial products for multiple market segments.”

Headquartered in Holden, LA, Ferrara employs more than 450 employees with annual revenue of approximately $140 million. The acquisition of Ferrara Fire Apparatus, Inc. closed on April 25, 2017. Contemporaneous with the acquisition, REV has refinanced its debt facilities to include a new $350 million Asset Based Lending (ABL) revolving credit facility and a $75 million 5-year Term Loan. Details are available in the 8-K filed today with the SEC.

About REV Group

REV (REVG) is a leading designer, manufacturer and distributor of specialty vehicles and related aftermarket parts and services. REV serves a diversified customer base primarily in the United States through three segments: Fire & Emergency, Commercial and Recreation. REV provides customized vehicle solutions for applications including: essential needs (ambulances, fire apparatus, school buses, mobility vans and municipal transit buses), industrial and commercial (terminal trucks, cut-away buses and street sweepers) and consumer leisure (recreational vehicles (“RVs”) and luxury buses). REV’s brand portfolio consists of 29 well-established principal vehicle brands including many of the most recognizable names within our served markets. Several of REV’s brands pioneered their specialty vehicle product categories and date back more than 50 years. Investors-REVG

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including: statements regarding the acquisition of Ferrara, its integration into REV’s business and the future performance of REV. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “believe,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar expressions and references to future periods. The forward-looking statements in this release are only predictions. REV has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements, including the risk that the anticipated benefits and synergies from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Ferrara’s operations will be greater than expected; and the risk that the benefits to our business of the acquisition will not meet our expectations. For additional disclosure regarding risks related to REV’s business, see the disclosure contained in the “Risk Factors” section of REV’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 7, 2016, available on the SEC’s website at http://www.sec.gov.

The forward-looking statements in this release represent REV’s views as of the date of this release. REV undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

Contacts

REV Group

Dean Nolden, 1-414-290-0193

Chief Financial Officer

investors@revgroup.com